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                                                                     EXHIBIT 5.1


                               February 9, 1998

Quanta Services, Inc.
3555 Timmons Lane
Suite 610
Houston, Texas 77027

     Re:  Registration Statement on Form S-1 of Quanta Services, Inc.
          -----------------------------------------------------------

Ladies and Gentlemen:

     We are acting as counsel for Quanta Services, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 5,000,000 shares (and up to an additional 750,000 shares to cover Underwriters' overallotments) of the Company's Common Stock, par value $0.00001 per share (the "Shares"), which Shares are issuable in connection with the Company's initial public offering. A Registration Statement (as amended, the "Registration Statement") on Form S-1 (No. 333-42957) covering the offering and sale of the Shares was filed with the Securities and Exchange Commission (the "Commission") on December 22, 1997.

     In reaching the conclusions expressed in this opinion, we have examined and relied upon originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity of original documents to all copies submitted to us.

     Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, it is our opinion that the Shares, when sold in accordance with the terms of the Underwriting Agreement, a form of which was filed as an exhibit to the Registration Statement, will be validly and legally issued, fully paid and nonassessable.

     You should be aware that we are not admitted to practice law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.
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Quanta Services, Inc.

February 9, 1998
Page 2


     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to us under "Legal Matters" in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                       Very truly yours,

                                       /s/ Jackson Walker L.L.P.

                                       JACKSON WALKER L.L.P.